UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Phase Forward Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3386549

(State of Incorporation or Organization)	(IRS Employer Identification No.)

880 Winter Street, Waltham, MA 02451
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-113594    (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value per share

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

     Information concerning the Registrant’s Common Stock is contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-113594), filed with the Securities and Exchange Commission on March 15, 2004, as amended (the “S-1 Registration Statement”), and such information is incorporated herein by reference.

Item 2.    Exhibits

Exhibit No.	Exhibit
1.	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement).

2.	Form of Amended and Restated Certificate of Incorporation of Registrant to be filed immediately upon the closing of the offering (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

3.	By-laws of the Registrant (currently in effect) (incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

4.	Form of Amended and Restated By-laws of the Registrant to take effect as of the effective date of the S-1 Registration Statement (incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement).

5.	Specimen Certificate for Shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Phase Forward Incorporated

	By:	/s/ Robert K. Weiler

Robert K. Weiler President and Chief Executive Officer
Date: July 9, 2004